As filed with the Securities and Exchange Commission on April 1, 2010

Investment Company Act File No. 811-21943

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM N-2

(CHECK APPROPRIATE BOX OR BOXES)

☒ REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

☒ AMENDMENT NO.   7

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CADOGAN OPPORTUNISTIC ALTERNATIVES FUND, LLC

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(Exact name of Registrant as specified in Charter)

149 Fifth Avenue, 15th Floor
New York, NY 10010
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(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code:  (212) 585-1600

Matthew Jenal
Cadogan Management, LLC
149 Fifth Avenue, 15th Floor
New York, NY 10010
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(Name and address of agent for service)

COPY TO:

Nathan J. Greene, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
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This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended.  Registrant’s Shares are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the 1933 Act.   Investments in Registrant may only be made by individuals or entities meeting the definition of an “accredited investor” in Regulation D under the 1933 Act and an “Eligible Investor” as described in this Registration Statement.  This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, Registrant’s Shares.

Cadogan Opportunistic Alternatives Fund, LLC

149 Fifth Avenue, 15th Floor
New York, NY 10010
(212) 585-1600
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SUPPLEMENT DATED APRIL 1, 2010
TO THE PROSPECTUS
DATED AUGUST 1, 2009
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This Supplement modifies the Prospectus dated August 1, 2009 (the “Prospectus”) for Cadogan Opportunistic Alternatives Fund, LLC  (the “Company”).

Management of the Company – Directors and Officers

Mr. Paul McNamara has been duly elected by shareholders as an additional independent director of the Company.  In connection therewith, Mr. McNamara is hereby added to the table of “Independent Directors”, beginning on p. 50 of the Prospectus, as set forth below:

NAME AND AGE	POSITION(S) HELD WITH THE COMPANY	TERM OF OFFICE* AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY DIRECTOR	OTHER DIRECTORSHIPS HELD BY DIRECTOR
Paul McNamara (born 1948)	Director	March 2010 to present	Partner, Institutional Investment Services Group, Lord, Abbett & Co. LLC (retired September 2009)	One	None

*    Term of office of each Director is indefinite.

*   *   *

The Company's Prospectus is contained in the Company's Registration Statement on Form N-2, as filed with the Securities and Exchange Commission on July 31, 2009. That Registration Statement is modified by and incorporated by reference in this Supplemental Amendment.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has caused this registration statement to be signed on its behalf by the undersigned duly authorized person, in New York, New York, on the 1st day of April 2010.

Cadogan Opportunistic Alternatives Fund, LLC

By: /s/	Matthew Jenal
	Name:	Matthew Jenal
	Title:	Treasurer